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                            TRIO-TECH INTERNATIONAL
                                 EXHIBIT  11.1
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                  (unaudited)
                 (in thousands, except Earnings per Share Data)

                                                  THREE MONTHS ENDED
                                                  ------------------
                                                  SEP. 27,  SEP. 29,
                                                    1996      1995
                                                  --------  --------
Net income                                        $    169  $    120


Primary earnings per share:


    Weighted average number of common shares
      outstanding                                    1,206     1,181
   Dilutive effect of stock options and warrants
     after application of treasury stock method         74        93
                                                   -------   -------
Number of shares used to compute primary
  earnings per share                                 1,280     1,274
                                                   =======   =======


Primary earnings per share:
    Net income  per share                         $   0.13  $   0.09
                                                   =======   =======


Fully diluted earnings per share:


   Weighted average number of common shares
     outstanding                                     1,206     1,181

   Dilutive effect of stock options and warrants
    after application of treasury stock method          83       123
                                                   -------  --------
Number of shares used to compute fully diluted
   earnings per share                                1,289     1,304
                                                   =======  ========


Fully diluted earnings per share:
    Net income  per share                         $   0.13  $   0.09
                                                   =======  ========


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